ARTICLES OF INCORPORATION
                                       OF
                          AMERICA'S UTILITY FUND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND JANUARY 28, 1992 AT 10:27 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                              --------------------

   ORGANIZATION AND            RECORDING             SPECIAL
CAPITALIZATION FEE PAID:       FEE PAID:            FEE PAID:

      $100.00                    $20.00               $

                              ----------------------
                                     D3362332

TO THE CLERK OF THE COURT OF BALTIMORE CITY

        IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

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                           ARTICLES OF INCORPORATION
                                       OF
                          AMERICA'S UTILITY FUND, INC.

                                   ARTICLE I

     I, the incorporator, Paul J. McElroy, whose post office address is 1701 Pennsylvania Ave., N.W., Suite 800, Washington, D.C. 20006, being at least eighteen years of age, does, under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations, hereby act as incorporator with the intention of forming a corporation.

                                   ARTICLE II

     The name of the Corporation (hereinafter called the "Corporation") is:
America's Utility Fund, Inc.

                                  ARTICLE III
                                    Purposes

     The purpose for which the Corporation is formed is to act as an open-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended, and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland now or hereafter in force.

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                                   ARTICLE IV
                      Principal Office and Resident Agent
                      -----------------------------------

	The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

	The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its address is 32 South Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                   ARTICLE V

                                  Common Stock
                                  ------------

	Section 1. (a) The total number of shares of stock which the Corporation initially has authority to issue is 500,000,000 shares of common stock (the "Shares") of the par value of $0.001 each, all of one class, having an aggregate par value of $500,000. All Shares shall be issued without certificates in accordance with the provisions of the General Corporation Law in the State of Maryland. The Board of Directors of the Corporation shall have the power and authority to increase or decrease, from time to time, the aggregate number of shares of stock (of any class) which the Corporation shall have authority to issue.

	(b) The Board of Directors of the Corporation shall have the power and authority to classify or reclassify

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any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued stock.

	Section 2. Each Share shall be subject to the following provisions:

	(a) Subject to subsection (b) of this Section 2, the net asset value per Share shall be the quotient obtained by dividing the value of the net assets of the Corporation (being the value of the total assets of the Corporation less liabilities) by the total number of Shares outstanding. Subject to subsection
(b) of this Section 2, the value of the total assets of the Corporation shall be determined by, determined pursuant to the direction of, or determined pursuant to procedures or methods prescribed or approved by the Board of Directors in its sole discretion, and shall be so determined at the time or times prescribed or approved by the Board of Directors in its sole discretion.

	(b) The net asset value of each Share, for the purpose of the issue, redemption or repurchase of such Share, shall be determined in accordance with any applicable provision of the Investment Company Act of 1940, as amended, any applicable rule, regulation or order of the Securities and Exchange Commission thereunder, and any applicable rule or regulation made or adopted by any securities association

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registered under the Securities Exchange Act of 1934, as amended.

	(c) All Shares now or hereafter authorized shall be subject to redemption or redeemable at the option of the stockholder, in the sense used in the General Corporation Law of the State of Maryland. Each holder of a Share, upon request to the Corporation accompanied by appropriate documents of transfer, shall be entitled to require the Corporation to redeem all or any part of the Shares standing in the name of such holder on the books of the Corporation at a redemption price per Share equal to the net asset value per Share determined in accordance with subsection (a) of this Section 2.

	(d) Notwithstanding subsection (c) of this Section 2, the Board of Directors of the Corporation may suspend the right of the holders of Shares to require the Corporation to redeem such Shares or may suspend any voluntary purchase of such Shares:

        	(i) for any period (A) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

	        (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities

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        owned by it is not reasonably practicable; or (B) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

	        (iii) for such periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of stockholders of the Corporation.

	(e) All Shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding Shares upon the sending of written notice thereof to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at net asset value per Share determined in accordance with subsection (a) of this Section 2 and to take all other steps deemed necessary or advisable in connection therewith.

	(f) The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of Shares upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, out of funds legally available therefor, at prices per Share not in excess of the net asset value per Share determined in accordance with

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subsection (a) of this Section 2 and to take all other steps deemed necessary or advisable in connection therewith.

	(g) Except as otherwise permitted by the Investment Company Act of 1940, as amended, payment of the redemption or repurchase price of Shares surrendered to the Corporation for redemption pursuant to the provisions of subsection (c) or (e) of this Section 2 or for repurchase by the Corporation pursuant to the provisions of subsection (f) of this Section 2 shall be made by the Corporation within seven days after surrender of such Shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his Shares redeemed or repurchased in portfolio securities.

	(h) In the absence of any specification as to the purpose for which Shares are redeemed or repurchased by the Corporation, all Shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the General Corporation Law of the State of Maryland. Shares retired by redemption or repurchase shall thereafter have the status of authorized but unissued Shares.

	Section 3. (a) The presence in person or by proxy of the holders of record of one-third of the Shares

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issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

	(b) On any given matter, the presence in any meeting, in person or by proxy, or holders of record of less than one-third of the Shares issued and outstanding and entitled to vote thereat shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of record of the number of Shares required for action in respect of such other matter or matters.

	Section 4. Notwithstanding any provision of law requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the outstanding Shares, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of Shares issued and outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

	Section 5. No holder of shares shall, as such holder, have any preemptive right to purchase or subscribe for any Shares which the Corporation may issue or sell (whether out of the number of Shares authorized by these

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Articles of Incorporation, or out of any Shares acquired by the Corporation after the issue thereof, or otherwise).

	Section 6. All persons who shall acquire Shares in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

                                   ARTICLE VI

                                    Directors
                                    ---------



	The number of directors of the Corporation shall initially be three
(3), and the names of those who shall act as such until the first annual meeting and until their successors are duly elected and qualify are as follows:

        O.J. Peterson, III (Chairman)

        J. Dennis O'Connor

	Peter W. Brown

However, the By-laws of the Corporation may fix the number of directors at a number larger than three (3) and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, (a) to increase or decrease the number of directors within a limit specified in the By-laws, and
(b) to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-laws of the Corporation, the directors of the Corporation need not be stockholders.

	The By-laws of the Corporation may divide the directors of the Corporation into classes and prescribe the

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tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

                                  ARTICLE VII

                            Limitation of Liability
                            -----------------------


	A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be named.

	No amendment, modification or repeal of this Article VII shall adversely affect any right or protection of a director or officer that exists at the time of such amendment modification or repeal.

                                  ARTICLE VIII

                   Indemnification of Directors and Officers
                   -----------------------------------------

	The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may

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hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this
Article VIII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article VIII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article VIII, the term "Corporation" shall include the Corporation, any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation

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

or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to any employee benefit plan shall be deemed to be idemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

	Nothing in this Article VIII or in Article IX, Section 2, shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

	The following provisions are inserted for the management of the business and for the conduct of the

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affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

	Section 1. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Article of Incorporation, the Board of Directors shall have power:

	(a) To make, alter, amend or repeal from time to time the By-laws of the Corporation except as such power may otherwise be limited in the By-laws.

        (b) Authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, in each case upon the terms and conditions and for such consideration as the Board of Directors shall from time to time determine.

	(c) To authorize the issuance from time to time of fractional shares of stock of this Corporation, whether now or hereafter authorized, and any fractional shares so issued shall entitle the holder thereof to exercise voting rights, receive dividends and participate in the distribution of assets of the Corporation in the event of

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liquidation or dissolution to the extent of the proportionate interest represented by such fractional shares. The Corporation shall not be obligated to issue stock certificates evidencing fractional shares.

	(d) To authorize the repurchase of Shares in the open market or otherwise, at prices not in excess of the net asset value of such Shares determined in accordance with subsection (a) of Section 2 of Article V hereof, provided the Corporation has assets legally available for such purpose, and to pay for such Shares in cash, securities or other assets then held or owned by the Corporation.

	(e) To declare and pay dividends and distributions on Shares from funds legally available therefor, in such amounts, if any, and in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the stockholders of record as of such date, as the Board of Directors may determine.

	Section 2. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, shall be final and conclusive, and shall be binding upon the Corporation and all holders of Shares, past, present and

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future, and Shares are issued and sold on the condition and undertaking, evidenced by confirmation of such Shares being held for the account of any stockholder, that any and all such determinations shall be binding as aforesaid.

	Section 3. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the stockholders.

        Section 4. Except as required by law, the holders of Shares shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

        Section 5. Any voting authorizing liquidation of the Corporation or proceedings for its dissolution may authorize the Board of Directors to determine in accordance with generally accepted accounting principles what constitutes the assets available for distribution to stockholders and may authorize the Board of Directors to divide such assets among the stockholders of the Corporation in such manner that every stockholder will receive a proportionate amount of the value of such assets (determined as aforesaid) upon such liquidation or dissolution.

        Section 6. Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may

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otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation, and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract, transaction or business; and except to the extent otherwise provided by applicable law, no such contract, transaction or business shall be invalidated or voidable, or in any way affected thereby, nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm or corporation or such subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or

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engaging in such transaction or business, and in the case of directors of the
Corporation, that any requirements of the General Corporation Law in the State of Maryland have been satisfied. Provided further, that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE X

                                   Amendments
                                   ----------

	The Corporation reserves the right from time to time to amend, alter or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding Shares by classification, reclassification or otherwise), and any contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares, and to add or insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article X.

                         ------------------------------

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        The term "Articles of Incorporation" as used herein and in the By-laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

                        ------------------------------

	I acknowledge this document to be my act, and state that, to the best of my knowledge, information and belief, all matters and facts herein are true in all material respects and that this statement is made under the penalties for perjury.

January 27, 1992

                                                             /s/Paul J McElroy
                                                             -----------------
                                                                Paul J. McElroy


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                               STATE OF MARYLAND                         14055 4
                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201




                                                DATE: JANUARY 28, 1992


        THIS IS TO ADVISE YOU THAT YOUR ARTICLES OF INCORPORATION FOR AMERICA'S UTILITY FUND, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JANUARY 28, 1992 AT 10:27 AM.



FEE PAID:               193.00



[SEAL]                                          PAUL B. ANDERSON
                                                CORPORATE ADMINISTRATION